UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2006
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)	48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events
(a) On December 20, 2006, Lear Corporation (“Lear”) completed the tender offer for its 8.125% Senior Notes due 2008 (the “2008 Notes”) and 8.11% Senior Notes due 2009 (the “2009 Notes” and, together with the 2008 Notes, the “Notes”). A total of approximately $792.7 million (or its equivalent) in aggregate principal amount of Notes were tendered by holders by midnight, New York City time, on December 19, 2006, the expiration date. Lear completed the early settlement for the 2008 Notes on December 6, 2006.
The table below shows the Notes included in the tender offer, the principal amounts tendered prior to the expiration of the tender offer and the principal amounts that remain outstanding (amounts are reported in millions):

			Principal Amount
	Principal Amount	Principal Amount	Remaining
Note	Outstanding (1)	Tendered	Outstanding
2008 Notes (EUR)	€237.0	€181.4	€55.6
2009 Notes (USD)	$593.4	$552.0	$41.4

(1)	As of the tender offer commencement date, November 21, 2006.
(b) On December 20, 2006, Lear’s Board of Directors approved a recommendation that Lear’s stockholders vote at the 2007 Annual Meeting of Stockholders to amend Lear’s Certificate of Incorporation to implement annual election of directors. If stockholders approve the amendment, current directors, including those re-elected to three-year terms at the 2007 Annual Meeting, will continue to serve the remainder of their elected terms; and starting with the 2008 Annual Meeting of Stockholders, directors will be elected annually so that by the 2010 Annual Meeting of Stockholders, all directors will be elected annually.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation
Date: December 20, 2006	By:	/s/ Daniel A. Ninivaggi
		Name:	Daniel A. Ninivaggi
		Title:	Executive Vice President, Secretary and General Counsel

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